UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 18, 2006

Material Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	33-23617 (Commission File Number)	95-4622822 (I.R.S. Employer Identification No.)

11661 San Vicente Boulevard, Suite 707 Los Angeles, California 90049 (Address of principal executive offices) (zip code)

(310) 208-5589 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01        Financial Statements

            As previously reported in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 24, 2006, on August 18, 2006, we entered into an Acquisition Agreement (the “Agreement”) with UTEK CORPORATION, a Delaware corporation, (“UTEK”) and Materials Monitoring Technologies, Inc., a Florida corporation, (“MMTI”), pursuant to which we acquired 100% of MMTI’s outstanding stock from UTEK.  As a result of this transaction MMTI became our wholly-owned subsidiary.

            In our previous Form 8-K reporting this transaction we stated that, if required, we would be filing an amended Form 8-K with audited financial statements of MMTI and pro forma financial statements of our business including MMTI.  Upon further review of the rules and regulations related to when audited and/or pro forma financial statements are required to be filed we do not believe audited financial statements of MMTI or pro forma financial statements of our business including MMTI are required to be filed.

EXHIBITS

            None.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2006	Material Technologies, Inc.,
a Delaware corporation
/s/ Robert M. Bernstein
By: Robert M. Bernstein
Its: Chief Executive Officer